UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement

On April 24, 2017, Impinj, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”), by and between the Company and Silicon Valley Bank (the “Lender”). The Restated Loan Agreement amends and restates the Company’s existing Second Amended and Restated Loan and Security Agreement, dated as of March 26, 2014 (as amended, the “Prior Loan Agreement”), by and between the Company and Lender.

The Restated Loan Agreement provides for a $25.0 million revolving credit facility, with a $5.0 million letter of credit subfacility. The revolving credit facility reflects a $10.0 million increase from the Prior Loan Agreement and is no longer subject to a borrowing base. At April 24, 2017, the Company had no revolver borrowings outstanding and undrawn letters of credit with an aggregate face amount of $528,000. Any outstanding principal amount of the revolving borrowings, together with all accrued and unpaid interest, is due and payable on April 24, 2019.

The Restated Loan Agreement also provides that the $10.5 million term loan under the Prior Loan Agreement continues to remain outstanding and, consistent with the Prior Loan Agreement, will amortize over 36 months beginning on June 1, 2017, following an initial interest-only period, and mature on May 1, 2020. The Company retains the ability to prepay the term loan at any time, subject to a prepayment fee equal to 2.0% of the outstanding principal amount if prepaid on or before May 27, 2017, or 1.0% of the outstanding principal amount if prepaid after May 27, 2017, but on or before May 27, 2018.

The Restated Loan Agreement also refinances the current balance of the equipment loans outstanding under the Prior Loan Agreement in the principal amount of approximately $870,000 (the “Equipment A Advance”) and $815,000 (the “Equipment B Advance”), initially borrowed on September 20, 2016 and December 30, 2016, respectively. Beginning on May 1, 2017, the Equipment A Advance will continue to amortize over 29 months, maturing on September 1, 2019, and the Equipment B Advance will continue to amortize over 32 months, maturing on December 1, 2019. Consistent with the Prior Loan Agreement, the Company may prepay the equipment loans in full at any time, subject to a prepayment fee equal to 2.0% of the outstanding principal amount of each equipment loan prepaid if such equipment loan is prepaid on or prior to the first anniversary of the date such equipment loan was initially borrowed, and 1.0% of the outstanding principal amount if prepaid after the first anniversary, but on or prior to the second anniversary, of the date such equipment loan was initially borrowed.

The loans accrue interest, at the Company’s option, at (i) a LIBOR rate determined in accordance with the Restated Loan Agreement, plus a margin of 2.75% or 3.25%, in the case of revolving borrowings, or 3.0% or 3.5%, in the case of the term loan and equipment loans, or (ii) a prime rate determined in accordance with the Restated Loan Agreement, plus a margin of 0.0% or 0.5%, in the case of revolving borrowings, or 0.25% or 0.75%, in the case of the term loan and equipment loans, in each case with such margin determined based on the Company’s adjusted EBITDA for the preceding 12 month period. Interest is due and payable in arrears monthly for prime rate loans and at the end of an interest period for LIBOR rate loans. The Company is also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a facility of this size and type.

The Company’s obligations under the Restated Loan Agreement are secured by substantially all of the Company’s assets other than intellectual property. All of the Company’s future subsidiaries are required to become co-borrowers under the Restated Loan Agreement. The guarantees by future subsidiaries are and will be secured by substantially all of the assets of such subsidiaries.

If the Company’s cash in accounts maintained with Lender, plus availability under the revolving credit facility, falls below $50.0 million, the Restated Loan Agreement requires that the Company maintain compliance with (i) maximum adjusted EBITDA loss for the twelve month period ending as of the last day of each fiscal quarter of not greater than $7.5 million and (ii) a ratio of unrestricted cash in accounts maintained with Lender plus net accounts receivable, to debt owed to Lender, of not less than 1.5 to 1.0.

The Restated Loan Agreement contains customary affirmative and negative covenants, including, among others, covenants limiting the ability of the Company and its subsidiaries to dispose of assets, have a change of control, merge with or acquire other entities, incur indebtedness, grant liens on their assets, make distributions to holders of their capital stock, make investments or engage in transactions with their affiliates, in each case subject to customary exceptions.

Upon an event of default, the Lender may declare the outstanding obligations payable by the Company to be immediately due and payable and exercise other rights and remedies provided for under the Restated Loan Agreement. The events of default under the Restated Loan Agreement include, among others, payment defaults, covenant defaults, a material adverse change default, inaccuracy of representations and warranties, cross-defaults to other material indebtedness, judgment defaults and bankruptcy and insolvency defaults. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate of interest equal to 5.0% above the applicable interest rate.

The foregoing description of the Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Loan Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Third Amended and Restated Loan and Security Agreement, dated as of April 24, 2017, by and between Impinj, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer

Date: April 26, 2017